Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)

To Tender Shares of Common Stock

of

ACTUA CORPORATION

Pursuant to its Offer to Purchase Dated November 7, 2016

For Cash up to $80,000,000 of Shares of its Outstanding Common Stock

At a Per Share Purchase Price Not Greater Than $14.00 Nor Less Than $12.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 7, 2016, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH OF THESE DOCUMENTS IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES.

As set forth in Section 3 of the Offer to Purchase (as hereinafter defined), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as hereinafter defined) if (a) the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (b) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by mail, overnight courier or facsimile transmission to the Depositary before the Expiration Time. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By First Class Mail: Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered, Certified or Express Mail, or Overnight Delivery: Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

FACSIMILE: (617) 360-6810

CONFIRM: (718) 575-2332

The above number is for confirmation of facsimiles only. Do NOT call this number for questions on the Offer. All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FOR THIS NOTICE OF GUARANTEED DELIVERY TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT THE ABOVE ADDRESS PRIOR TO THE EXPIRATION

TIME. DELIVERIES TO ACTUA, THE DEALER MANAGER, THE INFORMATION AGENT, DTC OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Actua Corporation, a Delaware corporation (“Actua” or the “Company”), upon the terms and subject to the conditions described in the Offer to Purchase, dated November 7, 2016 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

NUMBER OF SHARES TO BE TENDERED:                  SHARES

UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED BELOW, THERE IS NO PROPER TENDER OF SHARES. IF NO BOX IS CHECKED, YOU WILL BE DEEMED TO HAVE MADE A PURCHASE PRICE TENDER.

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 3 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Actua purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE BOXES BELOW, the undersigned hereby tenders Shares at and is willing to accept the Purchase Price determined by Actua pursuant to the Offer. Note that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at a price as low as $12.00 per Share (the minimum Purchase Price in the Offer).

— OR —

SHARES TENDERED AT A PRICE DETERMINED BY STOCKHOLDER

(See Instruction 3 of the Letter of Transmittal)

By checking ONE, and only ONE, of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Actua will be purchased at the Purchase Price. A stockholder who wishes to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery and/or Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $14.00	☐ $13.75	☐ $13.50
☐ $13.25	☐ $13.00	☐ $12.75
☐ $12.50	☐ $12.25	☐ $12.00

ODD LOTS

(See Instruction 12 of the Letter of Transmittal)

Under certain circumstances, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate, even if these holders have separate accounts. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of fewer than an aggregate of 100 Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering Shares either (check one box):

☐	at the Purchase Price, as the same will be determined by Actua in accordance with the terms of the Offer (persons checking this box should not check any box in the section captioned “Shares Tendered at a Price Determined by Stockholder”); or

☐	at the price per Share indicated above in the section captioned “Shares Tendered at a Price Determined by Stockholder.”

CONDITIONAL TENDER

(See Instruction 11 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon Actua purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Actua pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to determine the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for taxable disposition (rather than taxable distribution) treatment for U.S. federal income tax purposes (as described more fully in Section 13 of the Offer to Purchase). Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional tender before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Actua may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

ALL STOCKHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON THE FOLLOWING PAGE COMPLETED.

Names(s) of Record Holder(s):
(Please Type or Print)

Address(es):
(Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer ID No(s). or Social Security No(s):

Number of Shares:

☐	Check here if Shares will be tendered by book-entry transfer.

DTC Account Number:

Date:

Signature(s):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of the foregoing constituting an “Eligible Institution”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary a confirmation that the Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary’s account at DTC, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three business days of the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Date: